SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report (Date of earliest event reported) March 26, 2014

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

                                 Delaware                                                                    0-11720                                 52-1206400
                   (State or Other Jurisdiction                                    (Commission File Number)              (I.R.S. Employer
                           of Incorporation)                                     Identification No.)

3524 Airport Road
        Maiden, North Carolina 28650
(Address of Principal Executive Offices)
 (Zip Code)

                                   (828) 464-8741
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2014, the Board of Directors of Air T, Inc. (the “Company”) approved the terms of the compensation of Nicholas J. Swenson as Chief Executive Officer and President of the Company.  Mr. Swenson, the Chairman of the Board of Directors of the Company, had been appointed as interim Chief Executive Officer and President of the Company on October 30, 2013 and was named Chief Executive Officer and President on February 10, 2014.  The terms of Mr. Swenson’s compensation arrangement, which are to apply prospectively beginning on April 1, 2014, are as follows:

•	annual salary of $50,000; and

•	no participation in any bonus or equity compensation.

In addition, Mr. Swenson declined to participate in any Company employee benefit plan.

On March 26, 2014, Mr. Swenson and the Company entered into an Employment Agreement dated as of March 26, 2014 and effective as of April 1, 2014 (the “Employment Agreement”), incorporating the foregoing terms of employment and providing for Mr. Swenson’s employment on an at-will basis by the Company without any rights to severance upon termination of employment.  The Employment Agreement also includes provisions regarding confidentiality, indemnification, and a covenant not to compete for one year following termination of employment.  The Employment Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Mr. Swenson has served since October 30, 2013 without compensation, other that fees paid to him in his capacity as a director.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	Employment Agreement dated as of March 26, 2014 and effective as of April 1, 2014 between Nicholas J. Swenson and Air T, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2014

AIR T, INC.

By: /s/ John Parry
John Parry, Vice President-Finance, Chief Financial Officer and Secretary

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Exhibit Index

Exhibit	Description
10.1	Employment Agreement dated as of March 26, 2014 and effective as of April 1, 2014 between Nicholas J. Swenson and Air T, Inc.

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